Registration No. 333-189550

As filed with the Securities and Exchange Commission on October 3, 2013

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 3
TO
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DINAMO CORP.
 (Name of small business issuer in its charter)

Nevada	3990	33-1227831
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

35 Frensham Walk, Farnham Common, Slough,
Buckinghamshire SL2 3QF, UK
dinamocorp@gmail.com
Phone: + 44 161 2983401
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

BUSINESS FILINGS INCORPORATED.
 311 S Division Street, Carson City, NV 89703
Tel: 608-827-5300
 (Address, including zip code, and telephone number,
including area code, of agent for service)

Thomas E. Puzzo
Law Offices of Thomas E. Puzzo, PLLC
3823 44th Ave. NE
Seattle, Washington 98105
Direct Tel: (206) 522-2256

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount of Shares to be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	4,000,000	$0.02	$80,000	$10.91
___________
(1)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (a) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

DINAMO CORP.

4,000,000 SHARES OF COMMON STOCK

This is the initial offering of common stock of Dinamo Corp. and no public market currently exists for the securities being offered. We are offering for sale a total of 4,000,000 shares of common stock at a fixed price of $.02 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Jolanta Gajdzis, will attempt to sell the shares. This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to her for any shares she may sell. In offering the securities on our behalf, she will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. We are an “emerging growth company” under applicable Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements.

The shares will be offered at a fixed price of $.02 per share for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of that date, when all the shares have been sold or when our sole director, Ms. Gajdzis decides to terminate the offering.

	Offering Price Per Share	Commissions	Proceeds to Company Before Expenses	Net Proceeds to Company After Deducting Offering Expenses
Common Stock	$0.02	Not Applicable	$80,000	$71,000
Total	$0.02	Not Applicable	$80,000	$71,000

Dinamo Corp. is a development stage company and has limited operations. To date we have been involved primarily in organizational activities. We do not have sufficient capital for operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for Dinamo Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations. Because we are a shell company, the Rule 144 safe harbor is not available for the resale of any restricted securities issued by us in any subsequent unregistered offering.  This will likely make it more difficult for us to attract additional capital through subsequent unregistered offerings because purchasers of securities in such unregistered offerings will not be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

The Company is not a Blank Check company. Its business plan has no indications to engage in a merger or acquisition with an unidentified company or companies, or other entity. We have no plans or intentions to be acquired by an operating company nor do we, nor any of our shareholders, have plans to enter into a change of control or similar transaction or to change our management. M embers of our management have not been previously involved in the management or ownership of a development stage company that has not implemented fully its business plan, engaged in a change of control or similar transaction, or has generated no or minimal revenues to date.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 6 THROUGH 10 BEFORE BUYING ANY SHARES OF DINAMO CORP.’S COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUBJECT TO COMPLETION, DATED ____________

PROSPECTUS SUMMARY	6
RISK FACTORS	7
FORWARD-LOOKING STATEMENTS	14
USE OF PROCEEDS	15
DETERMINATION OF OFFERING PRICE	15
DILUTION	15
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	17
DESCRIPTION OF BUSINESS	22
LEGAL PROCEEDINGS	26
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	27
EXECUTIVE COMPENSATION	28
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	29
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	29
PLAN OF DISTRIBUTION	29
DESCRIPTION OF SECURITIES	31
INDEMNIFICATION	32
INTERESTS OF NAMED EXPERTS AND COUNSEL	32
EXPERTS	32
AVAILABLE INFORMATION	32
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	33
INDEX TO THE FINANCIAL STATEMENTS	34

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “DINAMO CORP.” REFERS TO DINAMO CORP. THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

DINAMO CORP.

We are a development stage company and our business is distribution of redemption machines . Dinamo Corp. was incorporated in Nevada on March 25, 2013. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). To implement our plan of operations we require a minimum of $40,000 for the next twelve months as described in our Plan of Operations.Being a development stage company, we have very limited operating history. The amount of funds necessary to implement our plan of operation cannot be predicted with any certainty and may exceed any estimates we set forth  in this prospectus.  We believe prospective investors should bear the risk that we will be unable to raise sufficient funds to implement our plan in the absence of a minimum offering amount or escrow account because we believe that we have no other means of financing that will garner as much financing for the Company as this offering.  Our principal executive offices are located at 35 Frensham Walk, Farnham Common, Slough, UK. Our phone number is  + 44 161 2983401.

From inception until the date of this filing, we have had very limited operating activities. Our financial statements from inception (March 25, 2013) through July 31, 2013, reports no revenues and a net loss of $6,998. Our independent registered public accounting firm has issued an audit opinion for Dinamo Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern. We have developed our business plan, and executed a Contract with PW Cosmet Kosi ński Zbigniew, where we engage d ”COSMET” as an independent contractor for the specific purpose of developing, manufacturing and supplying products for us. We have no commitments with COSMET as of the date of this filing. Our operations to date have been merely preparatory and have not generated any revenues.

We are an “emerging growth company” within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company. For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see “RISK FACTORS RISKS RELATED TO THIS OFFERING AND OUR COMMON STOCK - WE ARE AN `EMERGING GROWTH COMPANY’ AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS” on page 9 of this prospectus.

Because we are a shell company, the Rule 144 safe harbor is not available for the resale of any restricted securities issued by us in any subsequent unregistered offering.  This will likely make it more difficult for us to attract additional capital through subsequent unregistered offerings because purchasers of securities in such unregistered offerings will not be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities.

We are offering our shares and seeking to become a reporting issuer under the Securities Exchange Act of 1934, as amended, because we believe that this will provide us with greater access to capital, that we will become better known, and be able to obtain financing more easily in the future if investor interest in our business grows enough to sustain a secondary trading market in our securities.  Additionally, we believe that being a reporting issuer increases our credibility and that we may be able to attract and retain more highly qualified personnel once we are not a shell company by potentially offering stock options, bonuses, or other incentives with a known market value.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

THE OFFERING

The Issuer:	DINAMO CORP.
Securities Being Offered:	4,000,000 shares of common stock.
Price Per Share:	$0.02
Duration of the Offering:
The shares will be offered for a period of two hundred and forty (240) days from the effective date of this prospectus. Our offering will terminate as of the earlier of that date, when all the shares have been sold or when our sole director, Ms. Gajdzis decides to terminate the offering. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Gross Proceeds	$80,000
Securities Issued and Outstanding:	There are 4,500,000 shares of common stock issued and outstanding as of the date of this prospectus, held by sole officer and director, Jolanta Gajdzis
Subscriptions	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $9,000.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our unaudited financial statements for the period from March 25, 2013 (Inception) to July 31, 2013.

Financial Summary	July 31, 2013 ($) (Unaudited)
Cash and Deposits	202
Total Assets	202
Total Liabilities	2,700
Total Stockholder’s Deficit	(2,498)

Statement of Operations	Accumulated From March 25, 2013 (Inception) to July 31, 2013 ($) (Unaudited)
Total Expenses	6,998
Net Loss for the Period	6,998
Net Loss per Share	0.00

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR SIGNIFICANT OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on March 25, 2013 and to date have been involved primarily in organizational activities. We have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new distribution companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. Prior to distribution of redemption machines, we anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES AND PROFITABLE OPERATIONS. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

Our current operating funds are less than necessary to complete our intended operations in the distribution of redemption machines. We need the proceeds from this offering to commence activities that will allow us to begin seeking financing of our business plan. As of July 31, 2013, we had cash in the amount of $202 and liabilities of $2,700. As of this date, we have had limited operations and no income. The proceeds of this offering may not be sufficient for us to achieve revenues and profitable operations. We may need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

WE HAVE YET TO EARN REVENUE AND OUR ABILITY TO SUSTAIN OUR OPERATIONS IS DEPENDENT ON OUR ABILITY TO RAISE FINANCING. OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANT HAS EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have accrued net losses of $6,998 for the period from our inception on March 25, 2013 to July 31, 2013, and have no revenues as of this date. Our future is dependent upon our ability to obtain financing and upon future profitable operations in the redemption machines distribution business. Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. These factors raise substantial doubt that we will be able to continue as a going concern. Goldman Accounting Services CPA, PLLC  our independent registered public accounting firm, has expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant’s comments when determining if an investment in Dinamo Corp. is suitable.

We require minimum funding of approximately $40,000 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from Jolanta Gajdzis, our officer and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. However, Ms. Gajdzis has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. After one year we may need additional financing. We do not currently have any arrangements for additional financing.

If we are successful in raising the funds from this offering, we plan to commence activities to start our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to start our operations.

THE EFFECT OF THE RECENT ECONOMIC CRISIS MAY IMPACT OUR BUSINESS, OPERATING RESULTS OR FINANCIAL CONDITIONS.

The recent global crisis has caused disruption and extreme volatility in global financial markets and increased rates of default and bankruptcy, and has impacted levels of consumer spending. These macroeconomic developments may affect our business, operating results or financial condition in a number of ways. For example, our potential customers may never start spending with us, may have difficulty paying us or may delay paying us for previously purchased services. A slow or uneven pace of economic recovery would negatively affect our ability to start our distribution business and obtain financing.

BECAUSE WE WILL PURCHASE OUR PRODUCTS FROM OVERSEAS, A DISRUPTION IN THE DELIVERY OF IMPORTED PRODUCTS MAY HAVE A GREATER EFFECT ON US THAN ON OUR COMPETITORS.

We will import our product from Poland. Because we import our product and deliver it directly to our customers, we believe that disruptions in shipping deliveries may have a greater effect on us than on competitors who manufacture and/or warehouse products in the United States, Canada or Brazil. Deliveries of our products may be disrupted through factors such as:

(1) raw material shortages, work stoppages, strikes and political unrest;
(2) problems with ocean shipping, including work stoppages and shipping container shortages;
(3) increased inspections of import shipments or other factors causing delays in shipments; and
(4) economic crises, international disputes and wars.

Most of our competitors warehouse products they import from overseas, which allows them to continue delivering their products for the near term, despite overseas shipping disruptions. If our competitors are able to deliver products when we cannot, our reputation may be damaged and we may lose customers to our competitors.

IF WE DO NOT ATTRACT CUSTOMERS, WE WILL NOT MAKE A PROFIT, WHICH ULTIMATELY WILL RESULT IN A CESSATION OF OPERATIONS.

We currently have no customers to buy redemption machines from us. We have not identified any customers and we cannot guarantee we ever will have any customers. Even if we obtain customers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations. You are likely to lose your entire investment if we cannot sell our redemption machines at prices which generate a profit.

WE OPERATE IN A HIGHLY COMPETITIVE ENVIRONMENT, AND IF WE ARE UNABLE TO COMPETE WITH OUR COMPETITORS, OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS, CASH FLOWS AND PROSPECTS COULD BE MATERIALLY ADVERSELY AFFECTED.

We operate in a highly competitive environment, and the barriers to entry into the market which our business targets are very low. To enter our target market, no special technology or skills are needed, other than the ability to purchase or make redemption machines and resell them. Our competition includes large, small and midsized companies, and many of them may distribute similar redemption machines in our markets at competitive prices. Because companies in our industry appear to consist of mostly non-public companies, we, as a small company in our industry, with the added expenses of being a reporting company may have a competitive disadvantage because we will have quarterly and annual accounting, auditing and legal costs for being a public company, which costs are not applicable to non-public companies. This highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT CLIENTS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE WILL SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

BECAUSE WE ARE A SHELL COMPANY, IT WILL LIKELY BE DIFFICULT FOR US TO OBTAIN ADDITIONAL FINANCING BY WAY OF PRIVATE OFFERINGS OF OUR SECURITIES.

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations. Accordingly, the holders of securities purchased in private offerings of our securities we make to investors will not be able to rely on the safe harbor from being deemed an underwriter under SEC Rule 144 in order to resell their securities. This will likely make it more difficult for us to attract additional capital through subsequent unregistered offerings because purchasers of securities in such unregistered offerings will not be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities.

WE INTEND TO BECOME SUBJECT TO THE PERIODIC REPORTING REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, WHICH WILL REQUIRE US TO INCUR AUDIT FEES AND LEGAL FEES IN CONNECTION WITH THE PREPARATION OF SUCH REPORTS. THESE ADDITIONAL COSTS WILL NEGATIVELY AFFECT OUR ABILITY TO EARN A PROFIT.

Following the effective date of the registration statement in which this prospectus is included, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder. In order to comply with such requirements, our independent registered auditors will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. Factors such as the number and type of transactions that we engage in and the complexity of our reports cannot accurately be determined at this time and may have a major negative effect on the cost and amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

However, for as long as we remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year (A) following the fifth anniversary of our first sale of common equity securities pursuant to an effective registration statement, (B) in which we have total annual gross revenue of at least $1.0 billion, or (C) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Rule 12b-2 of the Securities Exchange Act of 1934, as amended, defines a “smaller reporting company” as an issuer that is not an investment company, an asset-backed issuer), or a majority-owned subsidiary of a parent that is not a smaller reporting company and that:

•
Had a public float of less than $ 75 million as of the last business day of its most recently completed second fiscal quarter, computed by multiplying the aggregate worldwide number of shares of its voting and non-voting common equity held by non-affiliates by the price at which the common equity was last sold, or the average of the bid and asked prices of common equity, in the principal market for the common equity; or

•
In the case of an initial registration statement under the Securities Act or Exchange Act for shares of its common equity, had a public float of less than $75 million as of a date within 30 days of the date of the filing of the registration statement, computed by multiplying the aggregate worldwide number of such shares held by non-affiliates before the registration plus, in the case of a Securities Act registration statement, the number of such shares included in the registration statement by the estimated public offering price of the shares; or

•
In the case of an issuer whose public float as calculated under paragraph (1) or (2) of this definition was zero, had annual revenues of less than $50 million during the most recently completed fiscal year for which audited financial statements are available.

We qualify as a smaller reporting company, and so long as we remain a smaller reporting company, we benefit from the same exemptions and exclusions as an emerging growth company. In the event that we cease to be an emerging growth company as a result of a lapse of the five year period, but continue to be a smaller reporting company, we would continue to be subject to the exemptions available to emerging growth companies until such time as we were no longer a smaller reporting company.

After, and if ever, we are no longer an “emerging growth company,” we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with those requirements applicable to companies that are not “emerging growth companies,” including Section 404 of the Sarbanes-Oxley Act.

WE ARE AN “EMERGING GROWTH COMPANY” AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the Jumpstart Our Business Startups Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

BECAUSE THE COMPANY’S HEADQUARTERS AND ASSETS ARE LOCATED OUTSIDE THE UNITED STATES, IN THE UNITED KINGDOM, INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO EFFECT SERVICE OF PROCESS AND TO ENFORCE JUDGMENTS BASED UPON U.S. FEDERAL SECURITIES LAWS AGAINST THE COMPANY AND ITS NON-U.S. RESIDENT SOLE OFFICER AND DIRECTOR.

While we are organized under the laws of State of Nevada, our sole officer and director is a non-U.S. resident and our headquarters and assets are located outside the United States in United Kingdom. Consequently, it may be difficult for investors to affect service of process on them in the United States and to enforce in the United States judgments obtained in United States courts against them based on the civil liability provisions of the United States securities laws. Since all our assets will be located outside U.S. it may be difficult or impossible for U.S. investors to collect a judgment against us.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL OWN 52.94% OR MORE OF OUR OUTSTANDING COMMON STOCK, IF MAXIMUM OFFERING SHARES ARE SOLD, SHE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS, INCLUDING DETERMINING THAT SHE SHOULD BE PAID FROM COMPANY FUNDS LEAVING NO NET INCOME FOR US.

If maximum offering shares will be sold, Ms. Gajdzis our sole officer and director, will own 52.94% of the outstanding shares of our common stock. Accordingly, she will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, amending our Articles of Incorporation, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Ms. Gajdzis may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders. Because our sole officer and director will determine her salary and perquisites, there may not be funds available for net income. Similarly, we have borrowed $2,700 from Ms. Gajdzis, and though she will not be repaid from the proceeds of this offering but rather from revenue from operations, the Company is free to change this arrangement because Ms. Gajdzis controls the Company though here majority ownership of our common stock.

BECAUSE OUR CURRENT PRESIDENT HAS OTHER BUSINESS INTERESTS, SHE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Jolanta Gajdzis, our president and director, currently devotes approximately twenty hours per week providing management services to us. While she presently possesses adequate time to attend to our interest, it is possible that the demands on her from other obligations could increase, with the result that she would no longer be able to devote sufficient time to the management of our business. The loss of Ms. Gajdzis to our company could negatively impact our business development.

IF JOLANTA GAJDZIS, OUR PRESIDENT AND DIRECTOR, SHOULD RESIGN OR DIE, WE WILL NOT HAVE A CHIEF EXECUTIVE OFFICER THAT COULD RESULT IN OUR OPERATIONS SUSPENDING. IF THAT SHOULD OCCUR, YOU COULD LOSE YOUR INVESTMENT.

We extremely depend on the services of our president and director, Jolanta Gajdzis, for the future success of our business. The loss of the services of Ms. Gajdzis could have an adverse effect on our business, financial condition and results of operations. If she should resign or die we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that event it is possible you could lose your entire investment.

WE DO NOT MAINTAIN INSURANCE COVERAGE, WHICH MEANS THAT WE HAVE SIGNIFICANT RISK EXPOSURES.

We will be exposed to possible liabilities that are unique to the products we provide. While we intend to maintain insurance for certain risks, the amount of our insurance coverage may not be adequate to cover all claims or liabilities, and we may be forced to bear substantial costs resulting from risks and uncertainties of our business. It is also not possible to obtain insurance to protect against all operational risks and liabilities. The failure to obtain adequate insurance coverage on terms favorable to us, or at all, could have a material adverse effect on our business, financial condition and results of operations. We do not have any business interruption insurance. Any business disruption or natural disaster could result in substantial costs and diversion of resources.

RISKS ASSOCIATED WITH THIS OFFERING

INVESTORS CANNOT WITHDRAW FUNDS ONCE INVESTED AND WILL NOT RECEIVE A REFUND.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to Dinamo Corp. and held on our corporate bank account if the Subscription Agreements are in good order and the investor is accepted as an investor by the Company. Therefore, once an investment is made, investors will not have the use or right to return of such funds .

OUR PRESIDENT, MS. GAJDZIS DOES NOT HAVE ANY PRIOR EXPERIENCE CONDUCTING A BEST-EFFORT OFFERING, AND OUR BEST EFFORT OFFERING DOES NOT REQUIRE A MINIMUM AMOUNT TO BE RAISED. AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO COMMENCE AND SUSTAIN OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Ms. Gajdzis does not have any experience conducting a best-effort offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

We have borrowed $2,700 from Ms. Gajdzis, and though she will not be repaid from the proceeds of this offering but rather from revenue from operations, the Company free to change this arrangement.

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A “PENNY STOCK.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $4,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

 WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that she will be able to sell any of the shares. Unless she is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Dinamo Corp. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

The estimated cost of this registration statement is $9,000. We will have to utilize funds from Jolanta Gajdzis, our officer and director, who has verbally agreed to loan the company funds to complete the registration process. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 month will be approximately $10,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board.

OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROLS AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Jolanta Gajdzis, our sole officer and director, has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment in us.

CURRENT MANAGEMENT'S LACK OF EXPERIENCE WITH ACCOUNTING AND PREPARING FINANCIAL STATEMENTS MEANS THAT IT IS DIFFICULT TO ASSESS, OR MAKE JUDGMENTS ABOUT, OUR POTENTIAL SUCCESS.

Our sole officer and director is not a licensed accountant, does not have any training as an accountant and has no experience with accounting or preparing financial statements. With no direct training or experience in these areas, our sole officer and director may not be fully aware of many of the specific accounting requirements related to running a public company. For example, our sole officer and director’s decisions and choices may fail to take into account standard accounting and other managerial approaches public companies commonly use.   Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to our sole officer and director's future possible mistakes, lack of sophistication, judgment or experience in running and operating a public company.

POTENTIAL CONFLICTS OF INTEREST MAY ARISE AMONG OUR SOLE OFFICER AND DIRECTOR, ON THE ONE HAND, AND US AND OUR SHAREHOLDERS ON THE OTHER HAND.

Our sole officer and director owns, manages and operates her own redemption game business, though such business does not sell redemption game machines.   Our sole officer and director also has fiduciary duties to us and our shareholders.   In the event that our sole officer and director decides to expand her existing business to include the sale of redemption game machines, then she would be completing with us, in favor her own interests to the detriment of us and our shareholders.  Additionally, there is a potential conflict of interest between Ms. Gajdzis devoting her working time to her present business and devoting her working time to us.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 10%, 50% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $80,000 as anticipated.

Gross proceeds	$8,000	$40,000	$80,000
Legal and professional fees (1)	$8,000	$10,000	$10,000
Establishing an office	-	$3,000	$4,000
Website development	-	$3,000	$5,000
Product development	-	$4,500	$4,500
Marketing and advertising (2)	-	$18,000	$41,000
Hire salesperson(s)	-	$-	$10,000
Miscellaneous expenses and shipping	-	$1,500	$5,500

(1)
Estimated costs of this offering of approximately $9,000 consists of $3,000 of legal fees, $3,500 of accounting and auditing fees, $1,400 of transfer agent fees, $1,000 of EDGAR fees,  $90.71 of printing expenses, and approximately $11.00 for the SEC registration fee for this offering.

(2)
The increase in marketing and advertising from $18,000 (if $40,000 is raised) to $41,000 (if $80,000 is raised) is based on the subjective belief of the Company that marketing and advertising are key to the company selling its redemption machines.

The above figures represent only estimated costs. If necessary, Jolanta Gajdzis, our president and director, has verbally agreed to loan the company funds to complete the registration process. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board when/if our common stocks become eligible for trading on the Over-the-Counter Bulletin Board. Ms. Gajdzis will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Ms. Gajdzis. Ms. Gajdzis will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of the current offering is fixed at $0.02 per share. This price is significantly higher than the price paid by the Company’s sole officer and director for common equity since the Company’s inception on March 25, 2013. Jolanta Gajdzis, the Company’s president and director, paid $.001 per share for the 4,500,000 shares of common stock she purchased from the Company.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if 50% of Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$0.0008
Potential gain to existing shareholders	$40,000
Net tangible book value per share after offering	$0.0069
Increase to present stockholders in net tangible book value per share
after offering	$0.006
Capital contributions	$4,500
Number of shares outstanding before the offering	4,500,000
Number of shares after offering assuming the sale of 50% of shares	6,500,000
Percentage of ownership after offering	69.23%

Existing Stockholders if 100% of the Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$0.0008
Potential gain to existing shareholders	$80,000
Net tangible book value per share after offering	$0.0099
Increase to present stockholders in net tangible book value per share
after offering	$0.0089
Capital contributions	$4,500
Number of shares outstanding before the offering	4,500,000
Number of shares after offering assuming the sale of the maximum
number of shares	8,500,000
Percentage of ownership after offering	52.94%

Purchasers of Shares in this Offering if all 100% Shares Sold

Price per share	$0.02
Dilution per share	$0.0101
Capital contributions	$80,000
Number of shares after offering held by public investors	4,000,000
Percentage of capital contributions by existing shareholders	5.33%
Percentage of capital contributions by new investors	94.67%
Percentage of ownership after offering	47.06%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.02
Dilution per share	$0.0132
Capital contributions	$40,000
Percentage of capital contributions by existing shareholders	10.11%
Percentage of capital contributions by new investors	89.89%
Number of shares after offering held by public investors	2,000,000
Percentage of ownership after offering	30.77%

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Our cash balance is $202 as of July 31, 2013 our cash balance is not sufficient to fund our limited levels of operations for any period of time. We have been utilizing and may utilize funds from Jolanta Gajdzis, our president and director, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. Ms. Gajdzis, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to implement our plan of operations for the next twelve month period, we require a minimum of $40,000 of funding from this offering. Being a development stage company, we have very limited operating history. After twelve months period we may need additional financing. We do not currently have any arrangements for additional financing. Our principal executive offices are located at 35 Frensham Walk, Farnham Common, Slough, UK. Our phone number is + 44 161 2983401.

We are a development stage company and have generated no revenue to date. Long term financing beyond the maximum aggregate amount of this offering will be required to fully implement our business plan. The exact amount of funding will depend on funding required for full implementation of our business plan. Our expansion may include expanding our office facilities, hiring sales personnel and expanding into other geographical areas such as India and Australia. We do not currently have planned our expansion, and we have not decided yet on the scale of our expansion and on exact amount of funding needed for our long term financing.

If we do not receive any proceeds from the offering the minimum amount of $40,000 we require to operate for the next 12 months may be loaned to us by Ms. Gajdzis, who has informally agreed to advance us funds, however, she has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.  As of the date of this prospectus, Ms. Gajdzis has loaned us $2,700.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to start our proposed operations but we cannot guarantee that once we start operations we will stay in business after doing so. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $80,000 from this offering, it will last one year, but we may need more funds for business operations in the next year, and we will have to revert to obtaining additional money.

PLAN OF OPERATION

After the effectiveness of our registration statement by the Securities and Exchange Commissions, we intend to concentrate our efforts on raising capital. During this period, our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to profitably distribute redemption machines. Our plan of operations following the completion is as follows:

Establish our Office
Month 1-2

Our president and director, Jolanta Gajdzis will take care of our initial administrative duties. Office will be established with basic office equipment, which should not exceed $4,000 in expenses. The office will be used for initial communication with operators and distributors and hold all related samples and paperwork.

Develop Our Website
Month 2-5

During this period, we intend to begin developing our website. Our president and director, Jolanta Gajdzis will be in charge of registering our web domain. Once we register our web domain, we plan to hire a web designer to help us with the design and develop our website. We do not have any written agreements with any web designers at current time. The website development costs, including site design and implementation will be $3,000-$5,000. Updating and improving our website will continue throughout the lifetime of our operations.

Development and manufacturing of the product
Month 3-6

During this period, “COSMET”, our supplier will develop and manufacture redemption machines which we are going to distribute. According to our agreement with “COSMET”, we must pay for development of the products: software/hardware, design of the mechanical components and design of the product, and must pay for manufacturing of the samples: one of each product

Our cost of development of the products:
“Bad Pirates” - $2,600
“Treasure Diver” - $1,900
Total: $4,500

Establish relationship with Distributors and Operators
Month 6-12

We have already identified major distributors of coin operated amusement games and rides in USA, Canada and Brazil, and intend to market directly to these distributors upon completion of our public offering the subject of this prospectus. Future distributors we are planning to obtain via expo shows such as IAAPA- Orlando USA, Fun Expo – Las Vegas USA, Salex – Sao Paulo, Brazil. We are planning to focus our business plan on Canada, USA and Brazil for next 2-3 years to establish relationship with major distribution companies, after that we are planning to move to India and Australia using the same strategy.

When and if we ever have customers, we plan that they will be distributors but in some areas there are no distributors so we will sell directly to redemption games operators or business owners (e.g. bar owners, night club owners etc.). Most of the revenue will be received from distributors as they are our main target market.

In places where are no distributors we are planning to market our products using next resources:
- Internet advertising (Google AdSence)
- Magazine advertising (Play Meter, Replay magazine)
- Expo Show (AMOA, IAAPA)
- Yellow pages (call center)

Our product can be placed in bars, sport bars, parks, night clubs, bowling, entertainment rooms, movie theaters, gyms, sport clubs, homes even on the street.

Anticipated end-users of our games are male/female 10-35.

Marketing
Month 7-12

We plan to advertise through trade shows, a key component of our overall marketing campaign. Average trade show cost is about $5,500 for a booth and $2,500 to deliver goods – at least two shows per year (IAAPA, AMOA). We also plan to print catalogues and flyers ($500) and mail them to potential customers. We intend to use marketing strategies, such as web advertisements ($1000), direct mailing ($500), and phone calls to acquire potential customers. We intend to spend at least $18,000, and up to $41,000, on marketing efforts during the first year. Marketing is an ongoing matter that will continue during the life of our operations. We will determine recipients of our mailing and telephone call efforts by identifying redemption game arcades to contact. Web advertisement services we will target have not yet been identified, but we believe that we will likely use Google AdWords.

Hire a Salesperson
Month 8-12

If we sell all shares in this offering, we intend to hire two salespersons with experience and established network in the entertainment industry. The salespersons’ job would be to find new potential customers, and to execute agreements with them to buy our redemption machines. Estimated cost is approximately $5,000/ person.

Other expanses
Other expenses will include hotels, traveling.

Estimated Expenses for the Next Twelve Month Period

The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

Description (1)	Cost
Legal and professional fees	$10,000
Establishing an office	$4,000
Website development	$5,000
Product development	$4,500
Marketing and advertising	$41,000
Hire salesperson(s)	$10,000
Miscellaneous expenses and shipping	$5,500
Total	$80,000

(1)
Estimated costs of this offering of approximately $9,000 consists of $3,000 of legal fees, $3,500 of accounting and auditing fees, $1,400 of transfer agent fees, $1,000 of EDGAR fees,  $90.71 of printing expenses, and approximately $11.00 for the SEC registration fee for this offering.

Based on our current cash position, we will be able to continue operations for approximately 3 months, assuming we do not raise additional funding. We believe our current cash and net working capital balance is only sufficient to cover our expenses for filing required quarterly and annual reports with the Securities and Exchange Commission and our status as a corporation in the State of Nevada for the next 12 months. We must raise approximately $40,000, to complete our plan of operation for the next 12 months. Additional funding is anticipated to come from equity financing from the sale of our common stock in the offering the subject of this prospectus, if we are able to sell such shares of common stock. We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our plan of operation. In the absence of such financing, our business will fail. There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to commence our plan of operation and our business will fail.

In summary, during 1st - 6th months we should have established our office, developed our website and our redemption machines. After this point we should be ready to start more significant operations and generate revenue. During months 6-12 we will be developing our marketing campaign. Jolanta Gajdzis, our president and director will be devoting approximately twenty hours per week to our operations. Once we expand operations, and are able to attract more and more customers to buy our product, Ms. Gajdzis has agreed to commit more time as required. Because Ms. Gajdzis will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of operations

From Inception on March 25, 2013 to July 31, 2013

During the period we incorporated the company, prepared a business plan and signed the Contract with “COSMET”, a private enterprise. Our loss from Inception on March 25, 2013 to April 30, 2013 was $451. We have not meaningfully commenced our proposed business operations and will not do so until we have completed this offering.

Since inception, we have sold 4,500,000 shares of common stock to our sole officer and director for net proceeds of $4,500.

We incurred a loss of $6,547 for the three months ended July 31, 2013. Comparisons are not meaningful because our company was only just incorporated on March 25, 2013. This loss includes $547 for general and administrative costs and $6,000 for professional fees for our 2013 audit and legal fees associated with our S-1 Registration Statement for our initial public offering.

From inception on March 25, 2013 to July 31, 2013 we have incurred cumulative losses of $6,998. We believe we will continue to incur losses into the foreseeable future as we develop our business.

LIQUIDITY AND CAPITAL RESOURCES

As of July 31, 2013, the Company had $202 cash and our liabilities were $2,700. The available capital reserves of the Company are not sufficient for the Company to remain operational.

Since inception, we have sold 4,500,000 shares of common stocks to our officers, at a price of $0.001 per share, for aggregate proceeds of $4,500.

We are attempting to raise funds to proceed with our plan of operation. We will have to utilize funds from Jolanta Gajdzis, our president and director, who has verbally agreed to loan the company funds to complete the registration process. However, Ms. Gajdzis has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. Our current cash on hand is not sufficient to pay the estimated $9,000 of fees and expenses of this offering. To proceed with our operations within 12 months, we need a minimum of $40,000. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 months financial requirement. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operation. In a long term we may need additional financing. We do not currently have any arrangements for additional financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

We are highly dependent upon the success of the private offerings of equity or debt securities, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

Management believes that current trends toward lower capital investment in start-up companies, volatility in redemption machines distribution market pose the most significant challenges to the Company’s success over the next year and in future years. Additionally, the Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company reports revenues and expenses using the accrual method of accounting for financial and tax reporting purposes.

USE OF ESTIMATES

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

DEPRECIATION, AMORTIZATION AND CAPITALIZATION

The Company records depreciation and amortization when appropriate using both straight-line and declining balance methods over the estimated useful life of the assets (five to seven years). Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property’s useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

INCOME TAXES

We account for income taxes as required by the Income Tax Topic of the FASB ASC, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Accounting Standards Codification Topic 820, “Disclosures About Fair Value of Financial Instruments”, requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company’s financial instruments consist primarily of cash.

PER SHARE INFORMATION

The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

DESCRIPTION OF BUSINESS

General

Dinamo Corp. was incorporated in the State of Nevada as a for-profit company on March 25, 2013 and established a fiscal year end of April 30. We do not have revenues, have minimal assets and have incurred losses since inception. We are a development-stage company formed to develop and distribute our product to the redemption and entertainment industry. To date, we have had limited operations. We have developed our business plan, and executed Contract with PW Cosmet Kosiński Zbigniew, where we engage "COSMET” as an independent contractor for the specific purpose of developing, manufacturing and supplying products for us. Our operations to date have been merely preparatory and have not generated any revenues.

Product

Dinamo Corp. has executed Contract on 27th day of March 2013, with "COSMET", manufacturing company having a principal office in Torun, Poland. According to the agreement, "COSMET" has agreed to develop, manufacture and supply us with redemption machines (Bad Pirates, Treasure diver). Dinamo Corp. will then distribute these redemption machines to their clients. The machines can be adjusted to different voice and language settings as well as program the clients’ own script. This allows for co-branding when used to advertise where conveniently placed. Our machines can be programmed and sound in different languages that can allow owners to promote some special while it is being used. We are not going to be involved in co-branding but the owners can use it as an advertising tool if needed.

The redemption machines will have MP3 sound, adjustable to selection of languages, standard programmable coin acceptor for any currency coins or tokens, compatible with most bill acceptors and ticket dispensers. The redemption machines are coin operated: players insert coin/token/bill, press start button and play the game. Dinamo Corp. may expand its line of products in the future by incorporating additional coin-operated amusement games for all ages. We plan to distribute the product line which consists of:

Bad Pirates

“Bad Pirates” is the pirate themed funny and attractive double or single player game.

Players just press the buttons on the desktop to fire the cannons to try and hit as many rotating “bad pirates” figures as they can in the specified time to win tickets. It is our subjective belief that comic-style artwork along with great audio and visual effects all in the eye catching, colorful cabinet will make Bad Pirates an irresistible redemption game.

Treasure diver

“Treasure Diver” is the redemption game deep sea treasure hunting theme.

The goal of the game is to catch a prize by controlling the diver figure in desired time then the hook drops down automatically and picks up a prize.

Our games product will come with a 1 year warranty. We plan on expanding our product selection in the future. All of our products will have CE (world-wide European standard) accreditation and will meet the ASTM & CPSIA standards regarding fire resistance and lead content.

It is our subjective belief that redemption games are very popular outdoor in FEC (Family Entertainment Center), resorts or just a standalone attraction. This type of game can be used in: hotels, entertainment parks, FEC's, redemption rooms or organizers of public entertainments.

As of September 8, 2013, Wikipedia states, “Redemption games are typically [redemption] games of skill that reward the player proportionally to their score in the game. The reward most often comes in the form of tickets, with more tickets being awarded for higher scores. These tickets can then be redeemed at a central location for prizes. The most inexpensive prizes (candy, small plastic or rubber toys) may only require a small number of tickets to acquire, while the most expensive ones (skateboards, low end electronics) may require several thousand. In general, the amount of money spent to win enough tickets for a given prize will exceed the value of the prize itself.”

A variation on the ticket-based redemption game is the merchandiser, which directly displays and dispenses merchandise, rather than dispensing tickets which are then redeemed for prizes.

It is our subjective belief that redemption games can be seen as the modern successor to carnival games, as the same general principles apply.

Target Market

This is our subjective belief based on our observations and information that has been given to us by major USA distributors (Betson, Weiner Dist, Moss Dist) that computer and video games have increased in popularity over time, and they have caused significant impact upon popular culture and have spawned many fads. More complex game (computer game) requires more skills and so will not be suitable for all the ages where simple game will. The unfortunate side of computer games is that they are quickly replaced by the-next-best-thing. Quick developments of technology has stock continuously changing with popularity. The simple and easy to use machines are set to provide the customers with the skilful challenge they seek with no advanced or special game features. This helps to keep the cost of machines low. The machines do not require computer skills which broaden the perspective target market to anyone seeking the thrill of a simple skill or strength-testing game at an affordable cost.

Our games are designed for players who enjoy interactive games that provide a challenge contest.

The majority of their skill-testing end-users are males/female between 10 – 35 years of age.

Industry analysis

Amusement/Coin Operated industry is an established structure of distributors, route operators, family entertainment centers, redemption rooms, carnivals and amusements parks. In North America, there are several associations such as IAAPA (International Association of Amusement Parks and Attractions), AMOA (Amusement and Music Operators Association), IALEI (International Association for the Leisure & Entertainment Industry). Internationally, there are similar associations in most developed countries. Each of these organizations has members, each being a potential customer for Dinamo Corp platform. In addition to the “organized” part of the industry, there are many smaller operators that can be reached via industry magazine advertising and direct contact. However, there is no assurance that we will be successful in finding any potential customers.

Marketing

Trade shows:
In North America, there are several associations in amusement industry, such as IAAPA (International Association of Amusement Parks and Attractions), AMOA (Amusement and Music Operators Association). Trade show marketing will be a key component of our overall marketing campaign. We intend to present at a major amusement industry trade show within 7-12 months since the completion of our public offering the subject of this prospectus. Average trade show cost about $3,500 for a booth and $1,000 to deliver goods.

Direct contact with distributors
We have identified some of distributors of coin operated amusement games and rides in the U.S.A., Canada and Brazil, and intend to market directly to these distributors.

Major Operators

The idea of a redemption game, such as "Bad Pirates” or "Treasure diver" is to be played at some location by people who operate them, who buy this kind of games from distributor who in the same time buys them from manufacturer. We are planning to approach our goal by following two directions: first is to sell products to distributors and second is to place our products in locations that are suitable for them on a revenue share bases. We have identified a number of major national operators of amusement equipment that we are planning to work with. Dinamo have entered into preliminary talks with several large operators (AMA Distributors, CH Amusement, North Gate Amusement) in order to evaluate feasibility of joint venture operation of our product in large numbers as an alternative to doing sales alone. We found their listing on the Internet and thought referrals given to us by distributors. Working with a major operator would provide opportunity of mass placement of the product while receiving revenue over a long period of time, as opposed to one-time sales. We are planning (depends on the state) to have one or two distributor in one state. In the same time there are number of states that have no redemption game distributors (e.g. New Mexico, North Dakota, Vermont etc.) and operators buying redemption games from distributors in different states. In this case we do not have any obligations to distributors from other states and we can sell to operators directly or have "Profit share” agreement with operator. "Profit Share” agreement is an agreement where we will provide equipment and operator will provide location. Instead of selling products to operators we can place them into locations operators already have and have revenue share with them. That is how we can profit from selling machines - to distributors and profit share - with operators. When we sell machine we make profit only once, with machine placed at the location and with period of time 2-3 years we can make more profit than from one time sale. To play a game it cost an user $0.5-1.00. We spoke to number of distributors and operators and they informed us that return on investment of $4000-$6000 per machine, on average, will take 8-12 month, so within 2-3 years we can collect money from operations and after the term we can still sell it with 25-35% discount, as used one, which is still higher than our cost. Within 2-3 years we will collect $10000 -$15000, half of which will be our profit due to "Profit Share" agreement.

After 2-3 years machine can be sold or moved to a new location and be replaced with different kind. It is necessary to do replacements, after a period of time, to insure that people are not getting bored with the same game and as soon as it happens give them something new to play. (e.g. "Bad Pirates” exchange with "Treasure diver")

Placing machines with distributors /operators will give as an information on how well the game performs at what location and what needs to be changed in the game to make it more attractive. That information will be used to make the game better and more appealing.

Industry advertising

We intend to advertise online and using ads in industry-related magazines. Some sites and industry media has already been identified. Media advertising campaign will coincide with Trade Show marketing campaign.

Freight

Product availability is also a key component of sales, especially when it comes to revenue-generating equipment. We have researched delivery methods, cost and estimated delivery times to all major markets. Based on the fact that first manufactured units will be produced in Poland, we anticipate 25 days delivery time to USA/Canada and 35 days to any distributor in Brazil.

Contracts

We have executed the Contract on 27th of March 2013, with Cosmet, a manufacturing company having a principal office in Torun, Poland. According to the agreement, Cosmet has agreed to develop and manufacture and supply us with game products. Cosmet will develop, test, manufacture and supply the Products under the terms and conditions contained in the agreement. The material terms of the Contract are that (i) Cosmet will develop and manufacture the two redemption games, Bad Pirates and Treasure Diver, that we plan to market and sell, (ii) Cosmet must pay for the development of the Bad Pirates and Treasure Diver redemption games, (iii) we must purchase $1,000,000 of Bad Pirates and/or Treasure Diver redemption games at a cost of $2,600 per Bad Pirates redemption game and $1,900 per Treasure Diver redemption game, and (iv) we have the exclusive right to manufacture and distribute the Bad Pirates and Treasure Diver redemption games.

Revenue

-	Our revenue will be 30-40 % mark up: depending on quantity of the order.
-
Manufacturer gives us 90 days to pay an invoice and we give to our customers 30- 60 days depending on a quantity of the order to pay their invoices which allows us to make sales without initial investment for redemption machines.

-	We will not keep warehousing and shipping within the country because all the products will be going directly to our clients from the manufacturer eliminating our storage costs.

Competition

There are few barriers of entry in the redemption machines distribution business and level of competition is extremely high. There are many domestic and international distributors of redemption machines. We will be in direct competition with them. Many large distributors have greater financial capabilities than us and will be able to provide more favorable services to the potential customers. Many of these companies may have a greater, more established customer base than us. We will likely lose business to such companies. Also, many of these companies may be able to afford to offer more competitive prices for redemption machines similar to those that we plan to sell which may also cause us to lose business.  We plan on competing with such larger competitors by offering better pricing of our redemption machines and by offering redemption machines that other companies do not offer by attempting to negotiate agreements with redemption machine manufacturers which provide us with exclusive marketing and distribution rights.

Insurance

We do not presently maintain any insurance. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations. While we intend to maintain insurance in the future for certain risks, the amount of our insurance coverage may not be adequate to cover all claims or liabilities, and we may be forced to bear substantial costs resulting from risks and uncertainties of our business. It is also not possible to obtain insurance to protect against all operational risks and liabilities. The failure to obtain adequate insurance coverage on terms favorable to us, or at all, could have a material adverse effect on our business, financial condition and results of operations. We do not have any business interruption insurance. Any business disruption or natural disaster could result in substantial costs and diversion of resources.

Employees

We are a development stage company and currently have no employees, other than, Jolanta Gajdzis, our president and director. We intend to hire a sales representative if we sell all the shares in this offering.

Offices

Our business office is located at 35 Frensham Walk, Farnham Common, Slough, UK. This is the office provided by our President and Director, Jolanta Gajdzis. Our office is a part of a Ms. Gajdzis’s residence. Our phone number is + 44 161 2983401. We do not pay any rent to Ms. Gajdzis and there is no agreement to pay any rent in the future. Upon the completion of our offering, we intend to establish an office elsewhere. As of the date of this prospectus, we have not sought or selected a new office sight.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the redemption machines distribution business in any jurisdiction which we would conduct activities. We do not believe that regulation will have a material impact on the way we conduct our business.

Legal Proceedings

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our sole officer and director are as follows:

Name and Address of Executive Officer and/or Director	Age	Position

Jolanta Gajdzis 35 Frensham Walk, Farnham Common, Slough, UK	52	President, Treasurer and Director (Principal Executive, Financial and Accounting Officer)

Jolanta Gajdzis has acted as our President, Treasurer and sole Director since our incorporation on March 25, 2013.  Since 2007, Ms. Gajdzis, has owned, managed and operated a redemption game room, titled, Happy Elephant and located in London, United Kingdom.   She presently devoted approximately, 10 hours per week to that business.     From 2005 to 2005, she worked as a flight attendant, at Heathrow Airport, in London, United Kingdom.  From 2001 to 2004, she taught Psychology at a secondary school in the United Kingdom.  Between 1989 and 1999, Ms. Gajdzis worked as a construction designer.  She is also a 1981 graduate of the College of Construction Techniques in London, United Kingdom.  In 1986, she graduated with a degree in Psychology from Aston University, in the United Kingdom.  Ms. Gajdzis’s desire to found our company and her background with and knowledge of redemption gaming to our conclusion that Ms. Gajdzis should be serving as a member of our board of directors in light of our business and structure.

There is a potential conflict of interest between Ms. Gajdzis devoting her working time to her present business and devoting her working time to us.  Furthermore, Ms. Gajdzis’s present business, a redemption game business, is similar to our business.

During the past ten years, Ms. Gajdzis has not been the subject to any of the following events:

1. Any bankruptcy petition filed by or against any business of which Ms. Gajdzis was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.
2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.
3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Ms. Gajdzis’s involvement in any type of business, securities or banking activities.
4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he or she resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Jolanta Gajdzis, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our President, and Secretary (collectively, the “Named Executive Officers”) from inception on March 25, 2013 until July 31, 2013:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Jolanta Gajdzis, President and Treasurer	March 25, 2013 to July 31, 2013	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the company and its officers.

Ms. Gajdzis currently devotes approximately twenty hours per week to manage the affairs of the Company. She has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Director Compensation

The following table sets forth director compensation as of July 31, 2013:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Jolanta Gajdzis	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Jolanta Gajdzis will not be paid for any underwriting services that she performs on our behalf with respect to this offering.

On April 26, 2013, we issued a total of 4,500,000 shares of restricted common stock to Jolanta Gajdzis, our president and director in consideration of $4,500.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of July 31, 2013 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage

Common Stock	Jolanta Gajdzis 35 Frensham Walk, Farnham Common, Slough, UK	4,500,000 shares of common stock (direct)	100%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of the date of this prospectus, there were 4,500,000 shares of our common stock issued and outstanding.

PLAN OF DISTRIBUTION

Dinamo Corp. has 4,500,000 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional of 4,000,000 shares of its common stock for sale at the price of $0.02 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

This is a self-underwritten offering, and Jolanta Gajdzis, our sole officer and director, will sell the shares directly to friends, family members, and business associates, however, there is no guarantee that she will be able to sell any of the shares.  Ms. Gajdzis will not receive any commission, fee or other form of compensation in connection with any shares she may sell.  All communication of Ms. Gajdzis in connection with this offering will be way of personal contact.  Ms. Gajdzis has no present intention to purchase any shares in the offering.

In connection with the Company’s selling efforts in the offering, Jolanta Gajdzis will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Ms. Gajdzis is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Ms. Gajdzis will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Ms. Gajdzis is not, nor has she been within the past 12 months, a broker or dealer, and she is not, nor has she been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Ms. Gajdzis will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Ms. Gajdzis will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Dinamo Corp. will receive all proceeds from the sale of the 4,000,000 shares being offered. The price per share is fixed at $0.02 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.02 until a market develops for the stock.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.02 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Dinamo Corp. has complied.  However, we presently plan to offer our shares in the United Kingdom and Poland.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Dinamo Corp. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) which we expect to be $9,000.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

-	execute and deliver a subscription agreement; and
-	deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Dinamo Corp.” The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of the date of this prospectus there were 4,500,000 shares of our common stock issued and outstanding those were held by our sole office and director, Jolanta Gajdzis registered stockholder of record and no shares of preferred stock issued and outstanding. Our sole officer and director, Jolanta Gajdzis owns 4,500,000 shares of common stock.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

SHARE PURCHASE WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

ANTI-TAKEOVER LAW

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

RULE 144

As of the date of this prospectus, we have issued 4,500,000 shares of common stock. Our sole officer and director beneficially own all 4,500,000 shares. These shares are currently restricted from trading under Rule 144. They will only be available for resale, within the limitations of Rule 144, to the public if:

(i)
We are no longer a shell company as defined under section 12b-2 of the Exchange Act. A “shell company” is defined as a company with no or nominal operations, and with no or nominal assets or assets consisting solely of cash and cash equivalents;

(ii)	We have filed all Exchange Act reports required for at least 12 consecutive months; and

(iii)
If applicable, at least one year has elapsed from the time that we file current Form 10-type of information on Form 8-K or other report changing our status from a shell company to an entity that is not a shell company.

At present, we are considered to be a shell company. If we subsequently meet these requirements, our officer and director would be entitled to sell within any three month period a number of shares that does not exceed the greater of: 1% of the number of shares of our common stock then outstanding, or the average weekly trading volume of our common stock during the four calendar weeks, preceding the filing of a notice on Form 144 with respect to the sale for sales exceeding 5,000 shares or an aggregate sale price in excess of $50,000. If fewer shares at lesser value are sold, no Form 144 is required.

INDEMNIFICATION

Articles XII of our Bylaws provides the following indemnification for our directors, officers, employees and agents:

a)           The Directors shall cause the Corporation to indemnify a Director or former Director of the Corporation and the Directors may cause the Corporation to indemnify a director or former director of a corporation of which the Corporation is or was a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been a Director of the Corporation or a director of such corporation, including an action brought by the Corporation or corporation. Each Director of the Corporation on being elected or appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

b)           The Directors may cause the Corporation to indemnify an officer, employee or agent of the Corporation or of a corporation of which the Corporation is or was a shareholder (notwithstanding that he is also a Director), and his or her heirs and personal representatives against all costs, charges and expenses incurred by him or them and resulting from his or her acting as an officer, employee or agent of the Corporation or corporation. In addition the Corporation shall indemnify the Secretary or an Assistance Secretary of the Corporation (if he is not a full time employee of the Corporation and notwithstanding that he is also a Director), and his or her respective heirs and legal representatives against all costs, charges and expenses incurred by him or them and arising out of the functions assigned to the Secretary by the Corporation Act or these Articles and each such Secretary and Assistant Secretary, on being appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

c)           The Directors may cause the Corporation to purchase and maintain insurance for the benefit of a person who is or was serving as a Director, officer, employee or agent of the Corporation or as a director, officer, employee or agent of a corporation of which the Corporation is or was a shareholder and his or her heirs or personal representatives against a liability incurred by him as a Director, officer, employee or agent.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with Dinamo Corp. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

Law Offices of Thomas E. Puzzo, PLLC, 3823 44th Ave. NE, Seattle, Washington 98105, has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus. Goldman Accounting Services CPA, PLLC our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Goldman Accounting Services CPA, PLLC has presented its report with respect to our audited financial statements.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

FINANCIAL STATEMENTS

Our fiscal year end is April 30. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by Goldman Accounting Services CPA, PLLC.

Our financial statements from inception to April 30, 2013, immediately follow:

DINAMO CORP.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

APRIL 30, 2013

DINAMO CORP.

(A DEVELOPMENT STAGE COMPANY)

APRIL 30, 2013

To The Board of Directors and Stockholders
Dinamo Corp.
(A Development Stage Company)

We have audited the accompanying balance sheet of Dinamo Corp. (a development stage company) as of April 30, 2013 and the related statements of operations, changes in stockholders’ equity and cash flows from March 25, 2013 (Date of Inception) to April 30, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dinamo Corp. as of April 30, 2013 and the results of its operations and cash flows from March 25, 2013 (Date of Inception) to April 30, 2013, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements referred to above have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has not generated any revenues from its planned principal operations and has does not have sufficient working capital to pay for its operating expenses over the next 12 months. These factors raise substantial doubt that the Company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Goldman Accounting Services CPA, PLLC
Goldman Accounting Services CPA, PLLC
Suffern, NY
June 10, 2013

DINAMO CORP.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
AS OF APRIL 30, 2013

April 30, 2013
ASSETS
Current Assets
Cash and cash equivalents	$4,549
Total Current Assets	4,549

Total Assets	$4,549

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Current Liabilities
Loan from director	500

Total Liabilities	500

Stockholders’ Equity
Common stock, par value $0.001; 75,000,000 shares authorized, 4,500,000 shares issued and outstanding	4,500
Additional paid in capital	0
Deficit accumulated during the development stage	(451)
Total Stockholders’ Equity	4,049

Total Liabilities and Stockholders’ Equity	$4,549

See accompanying notes to financial statements.

DINAMO CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM MARCH 25, 2013 (INCEPTION) TO APRIL 30, 2013

For the period from March 25, 2013 (Inception) to April 30, 2013

REVENUES	$0

OPERATING EXPENSES
Bank Service Charges	51
Business Licenses and Permits	400

TOTAL OPERATING EXPENSES	451

NET LOSS FROM OPERATIONS	(451)

PROVISION FOR INCOME TAXES	0

NET LOSS	$(451)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	4,500,000

See accompanying notes to financial statements.

DINAMO CORP.
 (A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM MARCH 25, 2013 (INCEPTION) TO APRIL 30, 2013

	Common Stock		Additional Paid-in	Deficit Accumulated during the Development	Total Stockholders’
	Shares	Amount	Capital	Stage	Equity

Inception, March 25, 2013	-	$-	$-	$-	$-

Shares issued for cash at $0.001 per share	4,500,000	4,500	-	-	4,500

Net loss for the period from March 25,2013 (inception) to April 30,2013	-	-	-	(451)	(451)

Balance, April 30, 2013	4,500,000	$4,500	$-	$(451)	$4,049

See accompanying notes to financial statements.

DINAMO CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM MARCH 25, 2013 (INCEPTION) TO APRIL 30, 2013

For the period from March 25, 2013 (Inception) to April 30, 2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(451)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Changes in assets and liabilities:
CASH FLOWS USED IN OPERATING ACTIVITIES	(451)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	4,500
Loans from director	500
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	5,000

NET INCREASE IN CASH	4,549
Cash, beginning of period	0
Cash, end of period	$4,549

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$0
Income taxes paid	$0

See accompanying notes to financial statements.

DINAMO CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
APRIL 30, 2013

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Dinamo Corp. was incorporated in the State of Nevada on March 25, 2013. We are a development-stage company formed to develop redemption machines (Bad Pirates, Treasure diver). Dinamo Corp. will then distribute these redemption machines to clients. The machines can be adjusted to different voice and language settings as well as program the clients’ own script. This allows for co-branding when used to advertise where conveniently placed. Our machines can be programmed and sound in different languages that can allow owners to promote some special while it is being used.

NOTE 2 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Development Stage Company
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis
The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting). The Company has adopted an April 30 fiscal year end.

Cash and Cash Equivalents
The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $4,549 of cash as of April 30, 2013.

Fair Value of Financial Instruments
The Company’s financial instruments consist of cash and cash equivalents and amounts due to shareholder. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes
Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition
The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

DINAMO CORP.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
APRIL 30, 2013

NOTE 2 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Stock-Based Compensation
Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share
Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of April 30, 2013.

Comprehensive Income
The Company has which established standards for reporting and display of comprehensive income, its components and accumulated balances. When applicable, the Company would disclose this information on its Statement of Stockholders’ Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Recent Accounting Pronouncements
Dinamo Corp. does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. However, the Company had no revenues as of April 30, 2013. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 4 – LOAN FROM DIRECTOR

On March 23, 2013, a director loaned $100 to the Company to open bank account.

On April 4, 2013, a director loaned $400 to Incorporate the Company.

The loans are unsecured, non-interest bearing and due on demand.

The balance due to the director was $500 as of April 30, 2013.

NOTE 5 – COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

DINAMO CORP.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
APRIL 30, 2013

On April 30, 2013, the Company issued 4,500,000 shares of common stock to a director for cash proceeds of $4,500 at $0.001 per share.

There were 4,500,000 shares of common stock issued and outstanding as of April 30, 2013.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. There is no obligation for the officer to continue this arrangement. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The sole officer and director is involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 7 – INCOME TAXES

As of April 30, 2013, the Company had net operating loss carry forwards of approximately $451 that may be available to reduce future years’ taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:

April 30, 2013
Federal income tax benefit attributable to:
Current Operations	$153
Less: valuation allowance	(153)
Net provision for Federal income taxes	$0

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

April 30, 2013
Deferred tax asset attributable to:
Net operating loss carryover	$153
Less: valuation allowance	(153)
Net deferred tax asset	$0

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $451 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 8 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to April 30, 2013 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

DINAMO CORP.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

JULY 31, 2013

DINAMO CORP.

(A DEVELOPMENT STAGE COMPANY)

JULY 31, 2013

Balance Sheets-July 31, 2013 (unaudited) and April 30, 2013 (audited)	F-12

Statement of Operations for the for the three months ended July 31, 2013 and for the period from March 25, 2013 (Date of Inception) to July 31, 2013 (unaudited)	F-13

Statement of Stockholders’ Equity as of July 31, 2013 (unaudited)	F-14

Statement of Cash Flows for the three months ended July 31, 2013 and For the period from March 25, 2013 (Date of Inception) to July 31, 2013 (unaudited)	F-15

Notes to the Financial Statements (unaudited)	F-16 - F-19

DINAMO CORP.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
(Unaudited)

	July 31, 2013	April 30, 2013
		(Audited)

ASSETS
Current
Cash and cash equivalents	$202	$4,549
Total Current Assets	202	4,549

Total Assets	$202	$4,549

LIABILITIES
Current
Loan from director- Note 3	$2,700	$500
Total Liabilities	$2,700	$500

SHAREHOLDERS’ EQUITY

Share Capital – Note 4
Authorized:
75,000,000 common shares with a par value of $0.001 per share

Issued:
4,500,000 common shares	4,500	4,500
Additional paid-in capital
Deficit accumulated during the development stage	(6,998)	(451)
Total Stockholders’ Equity	$(2,498)	$4,049

Total Liabilities and Stockholders’ Equity	$202	$4,549

See accompanying notes to unaudited financial statements.

DINAMO CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM MARCH 25, 2013 (INCEPTION) TO JULY 31, 2013
(Unaudited)

	Three Months Ended July 31,	Cumulative Period from Inception March 25, 2013 to July 31,
	2013	2013

REVENUES	$0	$0

OPERATING EXPENSES
General and Administrative Expenses	6,547	6,998
TOTAL OPERATING EXPENSES	6,547	6,998
NET LOSS FROM OPERATIONS	(6,547)	(6,998)
PROVISION FOR INCOME TAXES	0	0

NET LOSS	$(6,547)	$(6,998)

BASIC AND DILUTED LOSS PER SHARE	$0.00

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED(Note 4)	4,500,000

See accompanying notes to unaudited financial statements.

DINAMO CORP.
 (A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM MARCH 25, 2013 (INCEPTION) TO JULY 31, 2013
(Unaudited)

	Common Shares	Par Value	Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Total Stockholders’ Equity (Deficit)

Common stock issued for cash:– at $0.001 per share April 30, 2013	4,500,000	$4,500	$-	$-	$4,500
Net loss for period March 25, 2013to April 30, 2013				(451)	(451)
Balance, April 30, 2013	4,500,000	4,500	-	(451)	4,049

Net loss for the period				(6,547)	(6,547)
Balance, July 31, 2013	4,500,000	$4,500	-	$(6,998)	$(2,498)

See accompanying notes to unaudited financial statements.

DINAMO CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM MARCH 25, 2013 (INCEPTION) TO JULY 31, 2013
(Unaudited)

	Three Months Ended July 31,	Cumulative Period from Inception March 25, 2013 To July 31,
	2013	2013

Cash flows from operating activities:
Net loss	$(6,547)	$(6,998)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities
Net cash used in operating activities	(6,547)	(6,998)

Cash flows from financing activities:
Common stock issued for cash		4,500
Loans payable	2,200	2,700
Net cash provided by financing activities	2,200	7,200

Cash flows from investing activities:
Net cash provided by investing g activities	-	-

Net increase (decrease) in cash	(4,347)	202

Cash, beginning of the period	4,549	-

Cash, end of the period	$202	$202

See accompanying notes to unaudited financial statements.

DINAMO CORP.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
JULY 31, 2013
(Unaudited)

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Dinamo Corp. was incorporated in the State of Nevada on March 25, 2013. We are a development-stage company formed to develop redemption machines (Bad Pirates, Treasure diver). Dinamo Corp. will then distribute these redemption machines to clients. The machines can be adjusted to different voice and language settings as well as program the clients’ own script. This allows for co-branding when used to advertise where conveniently placed. Our machines can be programmed and sound in different languishes that can allow owners to promote some special while it is being used.

NOTE 2 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Interim financial information
The financial statements included herein, which have not been audited pursuant to the rules and regulations of the Securities and Exchange Commission, reflect all adjustments which, in the opinion of management, are necessary for a fair presentation of financial position, results of operations and cash flows for the interim periods on a basis consistent with the annual audited statements. All such adjustments are of a normal recurring nature. The results of operations for interim periods are not necessarily indicative of the results that may be expected for any other interim period or for a full year. Certain information, accounting policies and footnote disclosures normally included in financial statements prepared in conformity with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations, although we believe that the disclosures are adequate to make the information presented not misleading. These financial statements should be read in conjunction with our audited financial statements included in our Amendment No. 2 to Form S-1 for the fiscal year ended April 31, 2013, filed with the Securities and Exchange Commission on October 1, 2013.

Development Stage Company
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis
The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted an April 30 fiscal year end.

Cash and Cash Equivalents
The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $202 of cash as of July 31, 2013.

Fair Value of Financial Instruments
The Company’s financial instruments consist of cash and cash equivalents and amounts due to shareholder. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

DINAMO CORP.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
JULY 31, 2013
(Unaudited)

Income Taxes
Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition
The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Stock-Based Compensation
Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

NOTE 2 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Basic Income (Loss) Per Share
Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of July 31, 2013.

Comprehensive Income
The Company has which established standards for reporting and display of comprehensive income, its components and accumulated balances.  When applicable, the Company would disclose this information on its Statement of Stockholders’ Equity.  Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Recent Accounting Pronouncements
Dinamo Corp. does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

DINAMO CORP.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
JULY 31, 2013
(Unaudited)

NOTE 3 – LOAN FROM DIRECTOR

	July 31, 2013	April 30, 2013
	(unaudited)	(audited)

Loan	$2,700	$500
	$2,700	$500

Loan outstanding to the Director is $2,700 as of July 31, 2013. This is non-interest bearing loan due on demand.

NOTE 4 – COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On April 30, 2013, the Company issued 4,500,000 shares of common stock to a director for cash proceeds of $4,500 at $0.001 per share.

There were 4,500,000 shares of common stock issued and outstanding as of July 31, 2013 and April 30, 2013.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge.  There is no obligation for the officer to continue this arrangement.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 6 – INCOME TAXES

As of July 31, 2013, the Company had net operating loss carry forwards of approximately $6,998 that may be available to reduce future years’ taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

July 31, 2013
Deferred tax asset attributable to:
Net operating loss carryover	$2,379
Less: valuation allowance	(2,379)
Net deferred tax asset	$0

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $6,998 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

DINAMO CORP.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
JULY 31, 2013
(Unaudited)

NOTE 7 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern.  However, the Company had no revenues as of July 31, 2013.  The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 8 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to July 31, 2013 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

PROSPECTUS

4,000,000 SHARES OF COMMON STOCK

DINAMO CORP.
_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 2013, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$10.91
Printing Expenses	$90.71
Auditor Fees and Expenses	$3,500.00
Legal Fees and Expenses	$3,000.00
EDGAR fees	$1,000.00
Transfer Agent Fees	$1,400.00
TOTAL	$9,000.00

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Dinamo Corp.’s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Dinamo Corp., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception.

On April 30, 2013, Dinamo Corp. offered and sold 4,500,000 share of common stock to our president and director, Jolanta Gajdzis, for a purchase price of $0.001 per share, for aggregate offering proceeds of $4,500 and on April 30, 2013. Dinamo Corp. made the offer and sales in reliance on the exemption from registration afforded by Section 4(2) to the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the securities were offered and sold in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company. No commission was paid in connection with the sale of any securities an no general solicitations were made to any person.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit

3.1	Articles of Incorporation of the Registrant (1)
3.2	Bylaws of the Registrant (1)
5.1	Opinion re: Legality and Consent of Counsel (1)
10.1	Contract with “COSMET.” (1)
10.2	Description of oral contract with Jolanta Gajdzis (2)
10.3	Form of Subscription Agreement (2)
23.1	Consent of Legal Counsel (included in Exhibit 5.1)
23.2	Consent of Goldman Accounting Services CPA, PLLC (2)

(1)	Incorporated by reference to Registrant’s Form S-1 (File No. 333-189550), filed with the Commission on June 24, 2013.
(2)	Incorporated by reference to Registrant’s Amendment No. 1 to Form S-1 (File No. 333-189550), filed with the Commission on September 13, 2013.

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)   (1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Farnham Common, United Kingdom, on October 3, 2013.

DINAMO CORP.

By:	/s/ Jolanta Gajdzis
Name:	Jolanta Gajdzis
Title:	President and Treasurer
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Jolanta Gajdzis
Jolanta Gajdzis	President, Treasurer and Director (Principal Executive, Financial and Accounting Officer)	October 3, 2013

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1	Articles of Incorporation of the Registrant (1)
3.2	Bylaws of the Registrant (1)
5.1	Opinion re: Legality and Consent of Counsel (1)
10.1	Contract with “COSMET.” (1)
10.2	Description of oral contract with Jolanta Gajdzis (2)
10.3	Form of Subscription Agreement (2)
23.1	Consent of Legal Counsel (included in Exhibit 5.1)
23.2	Consent of Goldman Accounting Services CPA, PLLC (2)

(1)	Incorporated by reference to Registrant’s Form S-1 (File No. 333-189550), filed with the Commission on June 24, 2013.
(2)	Incorporated by reference to Registrant’s Amendment No. 1 to Form S-1 (File No. 333-189550), filed with the Commission on September 13, 2013.